Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to this Registration Statement on Form S-4 of Cision Ltd. of our report dated March 13, 2018 relating to the financial statements of Cision Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
May 9, 2018